Exhibit 8.1
OPINION OF PRICEWATERHOUSECOOPERS LIMITED AS TO
CERTAIN U.S. TAX MATTERS

To ensure compliance with US Treasury Department Circular 230, we inform you that this document was not intended or written to be used, and it cannot be used by any taxpayer (including, but not limited to Man Sang Holdings, Inc. (the “Company”)), for the purpose of avoiding US tax penalties that may be imposed on the taxpayer. This document is being issued in connection with the promotion or marketing (within the meaning of Circular 230) by Man Sang Holdings, Inc. to persons other than the Company of the complete liquidation of the Company (the “Liquidation”) addressed in it. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor, not associated with the Liquidation.
31 July 2009
Man Sang Holdings, Inc.
Suites 2208-14, 22/F Sun Life Tower
The Gateway
15 Canton Road
Tsimshatsui, Kowloon
Hong Kong
Ladies and Gentlemen:
     This letter responds to your request for the opinion of PricewaterhouseCoopers Limited regarding certain United States federal income tax consequences from the liquidation and dissolution of Man Sang Holdings, Inc., a Nevada corporation (“Man Sang Nevada”), as described in the Agreement and Plan of Liquidation and Dissolution dated July 24, 2009 (“the Liquidation Agreement”), and in the Registration Statement on Form F-4 as filed with the Securities and Exchange Commission on July 24, 2009 under the Securities Act of 1933, as amended.
     Unless otherwise indicated, capitalized terms used and not otherwise defined herein have the respective meanings given those terms in the Registration Statement. The opinion set forth below is limited to the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, treasury regulations and other applicable authorities, all as in effect on the date hereof. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any such change could affect the continuing validity of the opinion set forth below.
     Our opinion contained in this letter is based on facts and representations available to us. Furthermore, in rendering our opinion, we have not independently verified, and will not independently verify, the completeness or accuracy of any facts or representations stated herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by the officers and other representative of Man Sang Nevada or that are set forth in the Registration Statement, which we assume have been, and will continue to be, true. If any of these facts or representations is not entirely complete or accurate, it is imperative that we be informed immediately in writing, because the incompleteness or inaccuracy could cause us to change our opinion.
     Based upon and subject to the foregoing, and subject to the qualifications, exceptions, assumptions and limitations contained herein or in the Registration Statement, we hereby confirm that the discussion set forth in the Registration Statement under the heading “Material United States Federal Income Tax Consequences” constitutes the opinion of PricewaterhouseCoopers Limited.
     In giving the foregoing opinion, we express no opinion other than as to the federal income tax laws of the United States of America.
     Our opinion set forth herein has no binding effect on the United States Internal Revenue Service or the courts of the United States. No assurance can be given that, if the matter were contested, a court would agree with the opinion set forth herein.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby imply or admit that we are in the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.
Very truly yours,
/s/ PricewaterhouseCoopers Limited
PRICEWATERHOUSECOOPERS LIMITED